EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-71822) and Form F-3 (No. 333-112136 and 333-98599), of our
report dated February 17, 2004, (except as to Note 18 which is dated March 8, 2004 and as to Note 1b which is dated December 21, 2004) with respect to the consolidated financial statements of LanOptics Ltd. included in this Annual Report on Form 20-F/A3 for the year ended December 31, 2003.



                                        KOST, FORER, GABBAY & KASIERER
Tel-Aviv, Israel                        (formerly Kost, Forer $ Gabbay)
December 23, 2004                 Independent registered public accounting firm